UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 16, 2026

ROYAL CARIBBEAN CRUISES LTD.
(Exact Name of Registrant as Specified in Charter)

Republic of Liberia
(State or Other Jurisdiction of Incorporation)

1-11884	98-0081645
(Commission File Number)	(IRS Employer Identification No.)

1050 Caribbean Way, Miami, Florida	33132
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 305-539-6000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	RCL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 16, 2026, the Board of Directors (the “Board”) of Royal Caribbean Cruises Ltd. (the “Company”) appointed Tara Bunch as a director of the Company.

From 2020 through June 2026, Ms. Bunch served as Senior Vice President and Global Head of Operations at Airbnb, a marketplace operator that connects travelers with property owners worldwide, where she oversaw community support, trust and safety, and payments. Prior to that role, she served as Vice President of AppleCare at Apple and previously as a Senior Vice President at Hewlett Packard.

Ms. Bunch will receive compensation for her board service consistent with the compensation of other non-management directors as described in the Company’s definitive proxy statement on Schedule 14A for the 2026 Annual Meeting of Shareholders, filed with the Securities and Exchange Commission on April 17, 2026.

Item 7.01	Regulation FD Disclosure.

On July 20, 2026, the Company issued a press release regarding Ms. Bunch’s appointment to the Board, a copy of which is furnished herewith as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)       Exhibits

Exhibit 99.1 - Press release dated July 20, 2026.

Exhibit 104 - Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROYAL CARIBBEAN CRUISES LTD.

Date:	July 20, 2026	By:	/s/ R. Alexander Lake
		Name:	R. Alexander Lake
		Title:	Chief Legal Officer & Secretary